Exhibit 10

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 31, 2009, amends and supplements the Second Amended and Restated Credit Agreement dated as of April 10, 2009 (as so amended, the “Credit Agreement”), among LADISH CO., INC., a Wisconsin corporation (the “Company”), the financial institutions parties hereto (individually a “Lender” and collectively the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, the “Agent”).

RECITAL

        The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

AGREEMENTS

        In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, the Company, the Lenders and the Agent agree as follows:

        1.       Definitions and References. Capitalized terms not defined herein have the meanings assigned in the Credit Agreement. Upon the satisfaction of the conditions set forth in section 3 below, all references to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as amended by this Amendment No. 1 to Second Amended and Restated Credit Agreement (“Amendment No. 1”). This Amendment No. 1 is a Loan Document.

        2.       Amendments to Credit Agreement. The Credit Agreement is amended as follows:

            (a)        The following defined term is inserted into section 1 of the Credit Agreement to appear in proper alphabetical order therein:

“EBITDA”means, for any period, the sum of (a) Earnings Before Taxes, (b) Interest Expense, (c) Depreciation Expense, (d) Amortization Expense and (e) non-cash expenses of the Company and its Consolidated Subsidiaries, as reported on the consolidated statement of income for such period of the Company and its Consolidated Subsidiaries.

            (b)        The defined term “Fixed Charge Coverage Ratio” in section 1 of the Credit Agreement is amended in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means, as to any Person, the relationship, expressed as a numerical ratio, between:

(a) the sum of (i) EBITDA and (ii) Lease Obligations,

minus(iii) Restricted Payments, minus (iv) income taxes paid;

and

(b) the sum of (i) interest expense, (ii) principal payments made with respect to Indebtedness and (iii) Lease Obligations;

all as determined, without duplication, for such Person and its Consolidated Subsidiaries for the 12-month period preceding the date of determination.

            (c)        The defined term “Indebtedness to EBITDA Ratio” in section 1 of the Credit Agreement is deleted in its entirety.

            (d)        Section 6.14 is amended in its entirety to read as follows:

6.14 Minimum EBITDA. Permit the Company’s EBITDA (calculated for the four fiscal quarter period ending on the date of determination) to be less than the following amounts as of the following dates:

Date	Amount
September 30, 2009	$30,000,000
December 31, 2009	$25,000,000
March 31, 2010	$23,000,000

        3.       Closing Conditions. This Amendment No. 1 shall become effective upon its execution and delivery by the parties hereto and receipt by the Agent of:

            (a)       Amendment Fee. A non-refundable amendment fee for the account of the Lenders equal to $35,000.

            (b)       Secretary’s Certificate. A certificate of the Secretary of the Company to the effect that there have been no amendments to the Articles of Incorporation or By-Laws of the Company or to the resolutions of the Board of Directors of the Company related to the financing under the Agreement since the most recent date on which copies thereof were furnished to the Agent; and

            (c)       Other Documents. Such other documents relating to the transactions contemplated by this Amendment No. 1 as the Agent shall reasonably request.

        4.       Representations and Warranties. The Company represents and warrants that:

            (a)       Corporate Power, Authority, Etc. The execution and delivery by the Company of this Amendment No. 1 and the performance by the Company under the Credit Agreement, as amended hereby, (i) are within its corporate power, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) do not violate any provision of the Articles of Incorporation or By-Laws of the Company, (iv) do not violate any provision of or constitute a default under any existing law, rule or regulation of any governmental authority or agency, any order or decision of any court binding upon the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound or (v) require the approval or consent of the shareholders of the Company, any governmental body or authority or any other person or entity other than those which have been obtained and are in full force and effect; and

            (b)       Representations and Warranties in Loan Documents. The representation and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof and no Default or Event of Default exists as of the date hereof.

        5.       Costs and Expenses. The Company agrees to pay, on demand, all costs and expenses (including reasonable attorneys’ fees and disbursements) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Amendment No. 1.

        6.       Governing Law. This Amendment No. 1 shall be governed by the laws of the State of Wisconsin.

        7.       Full Force and Effect. The Credit Agreement, as amended by this Amendment No. 1, remains in full force and effect.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first written above.

LADISH CO., INC.
BY: /s/ Wayne E. Larsen
Its: Vice President
U.S. BANK NATIONAL ASSOCIATION, as the Agent and a Lender
BY: /s/ Matthew J. Schulz
Its: Vice President
JPMORGAN CHASE BANK, N.A., as a Lender
BY: /s/ Glenn M. Margraff
Its: Vice President

[Signature Page to Amendment No. 1]